MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
                            54 Pine Street, 4th Floor
                            New York, New York 10005
                              (212) 809-8015 - Tel.
                              (212) 809-8016 - Fax

December 11, 2001

Mr. Li Chuquan
Guangdong Bianfang Building
10th Floor
Gujing Road, Futian District
Shenzhen  518033


         Re:      Repayment of Stockholder Loan

Dear Mr. Li:

         As you know, you have personally made working capital loans to our subsidiary Shenzhen Minghua Environmental Protection Vehicles Co., Ltd (the "PRC Company"), in excess of U.S.$10,000,000. We have agreed that Minghua Group International Holdings Limited ("Minghua") will repay to you the U.S.$8,500,000 portion of the aggregate loans you made to the PRC Company by issuing to you 8,500,000 shares (the "Shares") of Minghua's Common Stock. The Shares represent up to $8,500,000 worth of the Minghua's Common Stock calculated as of the average stock price over the last 20 days. Our agreement to issue the Shares to you is conditioned on your simultaneous forgiveness of an additional $1,500,000 of the aggregate loans that you have made to the PRC Company in exchange for the payment of $1,500,000 from Minghua Investment Co., Ltd, the PRC Company's only other stockholder. In consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1. Issuance of the Shares. As soon as practicable after the date hereof Minghua shall issue the Shares to you in consideration of your release of the PRC Company's obligation to repay to you U.S.$8,500,000 of the aggregate loans that you have made to the PRC Company and in consideration of the release set forth in Section 2 hereof. You acknowledge that the Shares will constitute restricted stock and will contain the standard legend that refers to the transfer restrictions of the Securities Act of 1933, as amended.

         2.Release. In consideration of the issuance of the Shares as specified in Section 1 hereof and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by you, you hereby release and forever discharge the PRC Company, Minghua, Minghua Investment Co., Ltd., their respective subsidiaries and affiliates (collectively, the "Releasees") from the Releasees' obligation (the "Obligation") to repay to you $8,500,000 of the aggregate working capital loans that you have made to the PRC Company to date and you agree not to bring or pursue any judicial, quasi-judicial or administrative action against any of the Releasees for any reason whatsoever arising out of or otherwise relating to the Obligation. You further acknowledge and agree that you have not already filed or otherwise commenced any such action. All of your rights and obligations relating to the Obligation will be governed solely by this Agreement.

         3. Miscellaneous. The parties hereto, without the need for any additional consideration, agree to execute such other and further instruments, documents and agreements and to perform such other acts as may be reasonably required to effectuate the purposes of this letter agreement. This letter agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and may not be amended, modified or supplemented except by a written instrument signed by all of the parties hereto. This letter agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflicts of law principles thereof. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this letter agreement is legal, valid and binding execution and delivery for all purposes.

         If the above meets with your understanding, please acknowledge your agreement by signing below. This letter agreement is deemed to be executed by the parties hereto as of the date first above written.

                                            Very truly yours,


                           MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED


                           By: /s/ Ronald C. H. Lui
                               --------------------
                               Ronald C. H. Lui
                               President and Chief Executive Officer


                           ACCEPTED AND AGREED TO
                           AS OF THE DATE FIRST ABOVE
                           WRITTEN:


                           /s/ Li Chuquan
                           ---------------------
                           Name:  LI CHUQUAN